UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 20, 2021

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

1-905	PPL Electric Utilities Corporation			23-0959590
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	PPL Corporation
☐	PPL Electric Utilities Corporation

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐	PPL Corporation
☐	PPL Electric Utilities Corporation

Section 8 – Other Events

Item 8.01 Other Events

On August 20, 2021, PPL Electric Utilities Corporation ("PPL Electric"), a subsidiary of PPL Corporation, announced it entered into a settlement agreement (the "Settlement") with the PP&L Industrial Customer Alliance ("PPLICA") and all other parties, with respect to the complaint filed by PPLICA with the Federal Energy Regulatory Commission (the "Commission") (Docket No. EL20-48) on May 21, 2020. The other parties to the Settlement, in addition to PPL Electric and PPLICA, are: the Pennsylvania Public Utility Commission, the Pennsylvania Office of Consumer Advocate and American Municipal Power, Inc.

Key aspects of the Settlement include:
•changes to PPL Electric’s base return on equity (ROE):
◦beginning as of May 21, 2020 and continuing through May 31, 2022, the ROE shall be 9.90%;
◦beginning on June 1, 2022 and continuing through May 31, 2023, the ROE shall be 9.95%;
◦beginning on June 1, 2023, the ROE shall be 10.00%, which shall continue in effect unless and until changed as permitted by the terms of the Settlement;
•changing the equity component of PPL Electric’s capital structure to be the lower of (i) PPL Electric’s actual equity component, calculated in accordance with the formula rate template, or (ii) 56.00%;
•that PPL Electric will file within 180 days the following additional changes to its formula rate and that the settling parties agree not to oppose:
◦modifying its current formula rate based on a historic test year to reflect a projected rate year;
◦modifying its current rate year from a June 1 to May 31 period to a calendar year of January 1 to December 31;
•refunds, with respect to which PPL Electric has established a reserve as described in its Quarterly Report on Form10-Q for the period ended June 30, 2021, to be paid by PPL Electric based on the difference between charges that were calculated using the ROE in effect and reduced charges calculated using the ROE provided for in the Settlement, plus interest at the FERC interest rate; and
•a moratorium preventing parties to the Settlement from proposing any changes to the elements of the Settlement that lasts through May 31, 2025.

The change to the ROE based on the Settlement is expected to lower PPL Electric’s net income by approximately $36 million, on an annual basis. The Settlement is subject to review and action by the Commission, including approval, denial or modification. PPL Electric cannot predict the outcome of the Commission’s review of the Settlement. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Cautionary Statement on Forward-Looking Statements

Statements in this report regarding future events and their timing, including PPL Electric’s proposed rate changes, future rates, rate mechanisms or returns on equity, as well as statements as to future costs or expenses, regulation, corporate strategy and performance, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Electric and PPL Corporation (together, the “Companies”) believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: subsequent phases of rate proceedings and regulatory cost recovery; market demand and prices for electricity and natural gas; political, regulatory or economic conditions in states and regions where the Companies conduct business; and the progress of actual construction, purchase or installation of assets or operations subject to tracker mechanisms. All forward-looking statements should be considered in light of these important factors and in conjunction with the Companies’ Form 10-K and other reports on file with the Securities and Exchange Commission.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press release, dated August 20, 2021, announcing PPL Electric Reaches Agreement to Lower Transmission Rates
	104 -	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President-Finance and Regulatory Affairs and Controller

Dated:  August 20, 2021